                                                                   EXHIBIT 23.3

                         CONSENT OF FINANCIAL ADVISOR

  We hereby consent to the inclusion of the Opinion of McConnell, Budd & Downes, Inc. as an Annex to the Proxy Statement-Prospectus filed as part of the Form S-4 Registration Statement (Registration No. 33-63443) of Community Bankshares, Inc. and to the references to our firm as Financial Advisor to Community Bankshares, Inc. in the text of said Proxy Statement-Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

                                          McConnell, Budd & Downes, Inc.

                                             /s/ David A. Budd
                                          By: _________________________________
                                            David A. Budd
                                            Managing Director

November 22, 1995